Exhibit 99.1

November 2, 2006
News	Contact: Heather Ferrante ViaSat, Inc. 760-476-2633 www.viasat.com
ViaSat Reports Fiscal 2007 Second Quarter Results: Record Awards, Revenues and Earnings
     Carlsbad, CA — ViaSat Inc. (NASDAQ: VSAT), a producer of innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location, announced results for its fiscal year 2007 second quarter, including record revenues of $131.5 million, new net contract awards of $141.4 million, and net income of $0.28 per share on a diluted non-GAAP basis or $0.21 per share on a diluted GAAP basis. Year-to-date, the company reported total revenues of $260.2 million, net new contract awards of $275.3 million, and net income of $0.53 per share on a diluted non-GAAP basis or $0.39 per share on a diluted GAAP basis.
     “We are especially pleased with our earnings performance this quarter,” said Mark Dankberg, chairman and CEO of ViaSat. “We achieved our objectives without the previously expected approval of R&D tax credit legislation. Overall business remains robust, our commercial business contributed to earnings, and we continue to see promising growth opportunities.”
Financial Results
     For the second quarter ended September 29, 20061, the company reported the following:

			First 6 Mos.	First 6 Mos.
(In millions, except per share data)	Q2 2007	Q2 2006	FY07	FY06
Revenues	$131.5	$104.1	$260.2	$204.1
Net income	$6.5	$6.0	$11.9	$11.1
Diluted per share net income	$0.21	$0.21	$0.39	$0.39
Non-GAAP net income [2]	$8.5	$6.9	$16.1	$12.9
Diluted per share non-GAAP net income [2]	$0.28	$0.24	$0.53	$0.46
Fully diluted weighted average shares	30.5	28.6	30.2	28.4

New orders/Contract awards	$141.4	$102.8	$275.3	$232.2
Sales backlog	$395.2	$389.9	$395.2	$389.9

1 ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat’s quarters for fiscal year 2007 end on June 30, 2006, September 29, 2006, December 29, 2006 and March 30, 2007.
2 All non-GAAP numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets), compensation expense from employee stock options under FAS123(R) and a cumulative one time adjustment to compensation expense related to review of stock option grant procedures. A reconciliation of specific adjustments to GAAP results for these periods is included in the “Non-GAAP Condensed Consolidated Statement of Operations” table contained in this release. A description of our use of non-GAAP information is provided under “Use of Non-GAAP Financial Information.”
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Government Segment
     The Government segment had quarterly revenues of $70.0 million, a 41.5% increase over the second quarter of fiscal year 2006. New contract awards for the quarter were $68.2 million. The revenue growth from second quarter of fiscal year 2006 to second quarter of fiscal year 2007 was primarily related to tactical data link product sales.
Commercial Segment
     Revenues from our Commercial segment were $61.5 million for the second quarter, an 8.1% increase over the second quarter of fiscal year 2006. New contract awards for the quarter were $73.2 million. The revenue growth from the second quarter of fiscal year 2006 to second quarter of fiscal year 2007 was primarily related to consumer broadband sales.
Selected Second Quarter 2007 Business Highlights
•	Achieved a listing on the Forbes magazine “200 Best Small Companies” for 2006. This is the fifth time the company has made the list which is a compilation of the best “small, but growing, businesses designed to survive the ups and downs of market volatility” in America.

•	Increased our international Multifunctional Information Distribution System (MIDS) market share by being selected to supply MIDS airborne terminals to the Turkish Air Force for its fleet of F-16 jet fighters. This order is our largest to-date through the Foreign Military Sales (FMS) Program and extends our international MIDS production backlog for several more years.

•	Received a contract increase in excess of $20 million for additional encryption and security work in support of Boeing’s Family of Beyond Line-of-Sight Terminals (FAB-T) program.

•	Introduced new products for military tactical networking including the VDC-800, which adds the high-speed, plug-and-play USB interface to our ViaSat Data Controller product line, and VINE Manager software that enables customers using our AltaSec® Inline Network Encryptors to remotely manage, monitor, and configure their secure networks.

•	Received an additional order from ARINC for airborne broadband communications terminals, which ARINC supplies to business jet manufacturers and aftermarket equipment installers for the SKYLinkSM in-flight broadband service as ARINC announced its sale of the 50th set of SKYLink avionics to launch customer Gulfstream Aerospace.

•	Shipped over 40,000 SurfBeam® DOCSIS®-based broadband satellite terminals in this quarter.
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Safe Harbor Statement
     Portions of this release, particularly ViaSat’s financial prospects for fiscal year 2007 and beyond and the “Selected Second Quarter 2007 Business Highlights” section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: product design flaws or defects; ViaSat’s ability to successfully integrate acquired companies; ViaSat’s ability to perform under existing contracts and obtain additional contracts; ViaSat’s ability to develop new products that gain market acceptance; changes in product supply, pricing and customer demand; changes in relationships with, or the financial condition of, key customers or suppliers; changes in government regulations; changes in economic conditions globally and in the communications markets in particular; increased competition; potential product liability, infringement and other claims; and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in ViaSat’s most recent Form 10-K and Form 10-Qs. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Conference Call
     ViaSat Inc. will host a conference call to discuss these fiscal year 2007 second quarter results at 5:00 PM Eastern Time on Thursday, November 2, 2006. The dial-in number is (866) 831-6270 and (617) 213-8858 internationally. The passcode is 10752815. A replay will be available for 24 hours beginning at 7:30 PM ET November 2 at (888) 286-8010 and (617) 801-6888 internationally. The passcode is 19489449. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate Web site (www.viasat.com). The call will be archived and available on that site for at least twelve months immediately following the conference call.
About ViaSat (www.viasat.com)
     ViaSat produces innovative satellite and other communication products that enable fast, secure, and efficient communications to any location. The Company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies to the U.S. government; and is the primary technology partner
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for gateway and customer-premises equipment for consumer and mobile satellite broadband services. The company’s three wholly owned subsidiaries, US Monolithics, Efficient Channel Coding, and Enerdyne Technologies Inc., design and produce complimentary products such as monolithic microwave integrated circuits, DVB-S2 satellite communication components, and video data link systems. ViaSat has locations in Carlsbad, CA, and Duluth, GA, along with its Comsat Laboratories division in Germantown, MD. Additional field offices are located in Boston, MA, Baltimore, MD, Washington DC, Australia, China, India, Italy, and Spain.
Use of Non-GAAP Financial Information
     Non-GAAP net income excludes the effects of acquisition charges (amortization of intangible assets), compensation expense from employee stock options under FAS 123(R) and a cumulative one time adjustment to compensation expense related to review of stock option grant procedures. Non-GAAP net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these adjusted non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. See the “Non-GAAP Condensed Consolidated Statement of Operations” table for a reconciliation of net income to non-GAAP net income. Non-GAAP information as presented in this press release may not be comparable to similarly titled measures reported by other companies.
     Comsat Labs and Comsat Laboratories are tradenames of ViaSat Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.
     SKYLink is a service mark of ARINC.
     DOCSIS is a registered trademark of Cable Television Laboratories Inc.
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Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005

Revenues	$131,501	$104,112	$260,202	$204,089
Operating expenses:
Cost of revenues	97,444	78,154	195,559	153,875
Selling, general & administrative	16,790	13,327	32,634	26,173
Independent research and development	4,832	3,557	9,624	6,861
Amortization of intangible assets	2,621	1,512	4,681	3,024

Income from operations	9,814	7,562	17,704	14,156
Interest, net	223	(26)	458	(175)

Income before income taxes and minority interest	10,037	7,536	18,162	13,981
Provision for income taxes	3,475	1,629	6,171	2,895
Minority interest in net earnings (loss) of subsidiary, net of tax	23	(46)	91	(43)

Net Income	$6,539	$5,953	$11,900	$11,129

Diluted net income per share	$0.21	$0.21	$0.39	$0.39

Diluted common equivalent shares	30,520	28,634	30,228	28,371
Non-GAAP Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005

Revenues	$131,501	$104,112	$260,202	$204,089
Operating expenses:
Cost of revenues	$97,282	78,154	$194,431	153,875
Selling, general & administrative	16,459	13,327	31,847	26,173
Independent research and development	4,801	3,557	9,487	6,861

Non-GAAP income from operations	12,959	9,074	24,437	17,180
Interest, net	223	(26)	458	(175)

Non-GAAP income before income taxes and minority interest	13,182	9,048	24,895	17,005
Provision for income taxes	4,643	2,234	8,674	4,105
Minority interest in net earnings (loss) of subsidiary, net of tax	23	(46)	91	(43)

Non-GAAP net income	$8,516	$6,860	$16,130	$12,943

Non-GAAP diluted net income per share	$0.28	$0.24	$0.53	$0.46

Diluted common equivalent shares	30,520	28,634	30,228	28,371

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income	$6,539	$5,953	$11,900	$11,129
Amortization of intangible assets	2,621	1,512	4,681	3,024
Share-based compensation expense:
Cost of revenues	162	—	1,128	—
Selling, general & administrative	331	—	787	—
Independent research and development	31	—	137	—
Income tax effect	(1,168)	(605)	(2,503)	(1,210)

Non-GAAP net income	$8,516	$6,860	$16,130	$12,943

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Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

Assets	September 29, 2006	March 31, 2006	Liabilities and	September 29, 2006	March 31, 2006
			Stockholders' Equity

Current Assets:			Current liabilities:
Cash and S-T investments	$47,433	$36,887	Accounts payable	$52,552	$50,577
Accounts receivable, net	163,874	144,715	Accrued liabilities	51,463	40,969
Inventory	45,341	49,883	Line of credit	—	—

Deferred income taxes	7,008	7,008	Total current liabilities	104,015	91,546
Other current assets	11,445	5,960

Total current assets	275,101	244,453	Other liabilities	11,314	9,389

Goodwill	48,855	28,133	Total liabilities	115,329	100,935

Other intangible assets, net	25,872	23,983	Minority interest	928	836
Property and equip, net	49,033	46,211
Other assets	16,826	22,289	Total stockholders' equity	299,430	263,298

	$415,687	$365,069		$415,687	$365,069